Pre-Paid Legal Services, Inc.

Presentation to the Special Committee of the Board of Directors

January 30, 2011

Disclaimer

The following pages contain material that was provided to the Special Committee of the Board of Directors (the "Special Committee") of Pre-Paid Legal Services, Inc. (the "Company" or "Pre-Paid") by Berenson & Company, LLC ("Berenson"). The accompanying material was compiled or prepared on a confidential basis solely for consideration by the Special Committee and not with a view toward public disclosure under state and federal securities laws and no part of it may be reproduced, distributed or transmitted without the prior consent of Berenson. The information contained in this material was obtained from the Company and other publicly available sources, and Berenson has relied upon such information without independent verification thereof. These materials are being provided in connection with an actual engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Berenson. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities described herein.

Any estimates and projections for the Company contained herein have been prepared by the management of the Company, were obtained from publicly available sources or are based upon such estimates and projections. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. Any views or terms contained herein are preliminary only, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are therefore subject to change. We undertake no obligation or responsibility to update any of the information contained in this document.

Because these materials were prepared for use in the context of a presentation to the Special Committee, the material was not prepared to comply with the disclosure standards set forth under state and federal securities laws and, to the extent the material may be considered by readers not as familiar with the business and affairs of the Company as the Special Committee, neither the Company nor Berenson nor any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material when used by persons other than the Special Committee.

IRS Circular 230 Disclosure: Berenson and its affiliates do not provide tax advice. Please note that (i) any discussion of U.S. tax matters contained in this communication (including any attachments) cannot be used by you for the purpose of avoiding tax penalties; (ii) this communication was written to support the promotion or marketing of the matters addressed herein; and (iii) you should seek advice based on your particular circumstances from an independent tax advisor.

Table of Contents

I. Sale Process Overview

Timeline of Events

- May 2010: Company signed confidentiality agreement with Bidder A
- May 2010 – September 2010: Bidder A commenced significant due diligence effort
- September 22, 2010: Bidder A submitted offer letter, draft merger agreement and financing commitment letter to acquire 100% of common stock for $60.00 per share
- September 22, 2010: Special Committee established to evaluate strategic alternatives
- October 25, 2010: Company publicly announced it was exploring strategic alternatives; Bidder A bid withdrawn
- October 26, 2010 – November 2010: Broad sale process commenced
  - 75 parties contacted by Berenson & Company, including 62 financial and 13 strategic
  - 36 parties negotiated and executed confidentiality agreements and received Confidential Information Memoranda and management's financial projections

Timeline of Events *(Continued)*

- November 22, 2010: Four bidders submitted non-binding initial indications to acquire 100% of the common stock of Pre-Paid:
  - Bidder A: $60 per common share
  - Bidder B: $60-65 per common share
  - Bidder C: $62-63 per common share
  - MidOcean Partners ("MidOcean"): $61-63 per common share
- December 2010 – January 2011: Second round due diligence and management presentations (Bidder A, Bidder B, Bidder C and MidOcean)
- January 19, 2011: Prescott Associates, L.P. ("Prescott") filed Form 13D/A announcing that it will exclusively partner with Bidder A for a period of up to 180 days in a potential transaction involving Pre-Paid
- January 21, 2011: Two bidders submitted offers to acquire 100% of the common stock of Pre-Paid:
  - Bidder A: $60.50 per common share for shares not rolled by Prescott(1); $30 million reverse breakup fee in the event Bidder A could not close due to lack of debt financing
  - MidOcean(2): $65.00 per common share. Offer subject to additional due diligence and no reverse breakup fee in merger agreement

(1) Prescott indicated willingness to contribute approximately 1.22 million shares of Pre-Paid as equity into the merger.
(2) Equity commitment provided by MidOcean Partners III, L.P., MidOcean Partners III-A, L.P. and MidOcean Partners III-D, L.P.

Timeline of Events *(Continued)*

- January 22, 2011: MidOcean submitted a revised offer with no due diligence requirements and a $38 million reverse breakup fee in merger agreement
- Week of January 24, 2011:
  - Bidder A submitted a revised merger contract with an offer price of $65.00 per common share and an increase in reverse breakup fee from $30 million to $117 million for failure to obtain debt financing
  - Merger contract negotiations with Bidder A and MidOcean
- January 29, 2011:
  - MidOcean submitted a revised offer price of $66.50 per common share and an increase in reverse breakup fee from $38 million to $50 million
  - Bidder A reaffirmed offer price of $65.00 per common share

Summary Transaction Terms

Offer Price	➢ $66.50 per share, implied equity value and total enterprise value of $651 million [1] and $604 million [1], respectively
Purchaser	➢ MidOcean PPL Holdings Corp., a newly created entity formed by MidOcean Partners and its affiliates (the "Acquiror")
Consideration	➢ 100% cash
Debt Financing	➢ Debt commitment letter from Macquarie Capital ➢ Commitment available until the earliest to occur of (i) the termination of the merger agreement; (ii) the consummation of the merger agreement; (iii) and July 31, 2011 ➢ $410 million of Term Loans: LIBOR + 5.0% with a LIBOR floor of 1.75% ➢ $30 million of Revolving Credit Facility: LIBOR + 4.5% with a LIBOR floor of 1.75% ➢ Maximum leverage at the time of closing of 3.5x total debt / EBITDA
Conditions to Deal Closing	➢ No due diligence requirement ➢ Customary conditions to closing, including shareholder and regulatory (including anti-trust and insurance regulatory authorities) approvals
Deal Termination Fee	➢ Each party owes the other termination fee in certain circumstances ➢ Company Termination Fee of $21.5 million ➢ Parent Termination Fee of $50 million
Timing	➢ On or before July 31, 2011 ("Outside Date") unless extended for 30 days by Marketing Period

Source: Draft merger agreement and Macquarie commitment letter dated 1/29/11.
(1) Equity and enterprise values calculated using offer price & share count at 1/30/2011 and cash & debt as of 12/31/2010.

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Transaction Summary

		1/28/11	Offer
Current Share Price		$60.26	$60.26
Purchase Premium		--	10.4%
Implied Share Price		$60.26	$66.50
Fully Diluted Shares Outstanding (mm)		9.8	9.8
Equity Value		$589.9	$651.0
Less: Cash (12/31/2010)		(47.7)	(47.7)
Plus: Debt (12/31/2010)		0.9	0.9
Total Enterprise Value		$543.1	$604.2
LTM 9/30/2010 TEV / EBITDA	$110.4	4.9x	5.5x
2010E TEV / EBITDA	$120.7	4.5x	5.0x

Note: Dollars in millions except per share data.
Source: FactSet, Company filings and estimates and draft merger agreement dated 1/29/11.

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II. Valuation Analysis

Key Valuation Considerations

- No relevant public comparable companies
  - Analyzed a number of industries with certain similar characteristics (e.g., business model, services provided, end user, etc.) but concluded that there are no public comparable companies to Pre-Paid
- No recent relevant M&A precedent transactions with disclosed financial information
  - Analyzed a number of industries with certain similar characteristics (e.g., business model, services provided, end user, etc.) but concluded that there are no relevant M&A precedent transactions
- Based on lack of comparable publicly traded companies and precedent M&A transactions, these types of analyses were excluded from the ensuing valuation analysis
- Other considerations:
  - Relatively illiquid stock
  - Large closely-held positions
  - No Wall Street research coverage
  - Accounting methodology (up-front expensing of commissions) creates an inverse relationship between membership growth and near-term EBITDA performance

Summary of Valuation Methodologies

- Historical Share Price – Presents 52-week high and low share price range as of January 28, 2011
- Premiums Paid Analysis – Analyzes historical premiums paid for acquisitions of public companies
- Discounted Cash Flow Analysis – Analyzes the net present value of Company's projected free cash flow, on an unlevered basis, using a range of discount and perpetuity growth rate (and corresponding implied terminal EBITDA multiple) valuation statistics
- Leveraged Buyout Analysis – Analyzes the internal rates of return to a financial buyer using the Company's projected cash flows with a range of leverage assumptions and exit EBITDA multiples

Pre-Paid: One-Year Stock Price Performance


$70
$65
$60
$55
$50
$45
$40
$35
Indexed to Pre-Paid Share Price (1)
52-Week High
9/29/10
$67.67
Current
Share Price (2)
$60.26
52-Week Low
3/25/10
$37.50
Jan-10
Feb-10
Mar-10
Apr-10
May-10
Jun-10
Jul-10
Aug-10
Sep-10
Oct-10
Nov-10
Dec-10
Jan-11
Pre-Paid
S&P 500

Source: FactSet.
(1) Indexed as of 1/28/2010.
(2) As of 1/28/2011.

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Pre-Paid: 5-Year Historical Trading Multiples

Total Enterprise Value ("TEV") / Last Twelve Months ("LTM") [1] EBITDA Multiple

	Average			
Current [2]	6 Months	1 Year	3 Years	5 Years
4.9x	5.2x	4.8x	4.7x	5.9x


12.0.x
10.0.x
8.0.x
6.0.x
4.0.x
2.0.x
0.0.x
Jan-06
Jan-07
Jan-08
Jan-09
Jan-10
4.9x
Pre-Paid

Source: Factset.
Note: Represents rolling TEV / LTM EBITDA multiple using daily prices.
(1) Last twelve months as of 9/30/2010.
(2) As of 1/28/2011.

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Summary of Premiums Paid Analysis (1)

Equity Value Premium on Going Private Transactions (2)


21%
19%
22%
20%
24%
21%
One Day
One Week
One Month
Mean
Median

Equity Value Premium on All Public M&A Transactions (3)


28%
24%
30%
26%
34%
27%
One Day
One Week
One Month
Mean
Median

Source: Capital IQ.

(1) See Appendix pp. 30-32 for details.

(2) All going private transactions in the U.S. from January 2006 to January 2011 between $300 million and $1 billion.

(3) All public M&A transactions in the U.S. from January 2006 to January 2011 between $450 million and $700 million.

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Premiums Paid Analysis: Valuation Summary

- Reviewed premiums for U.S. M&A transactions over the last five years
  - All public M&A transactions ranging from $450 million to $700 million
  - Going private transactions from $300 million to $1 billion
- Applied a 20% - 30% premium to Pre-Paid's 30-day, 180-day and 360-day average prices prior to the public announcement that Pre-Paid was exploring strategic alternatives on October 25, 2010

Premiums Paid Analysis (30-day Average prior to 10/25/2010)
Average Price
$59.26
Premium Range
20% - 30%
Implied Share Price
$71.12 - $77.04

Premiums Paid Analysis (180-day Average prior to 10/25/2010)
Average Price
$51.53
Premium Range
20% - 30%
Implied Share Price
$61.83 - $66.98

Premiums Paid Analysis (360-day Average prior to 10/25/2010)
Average Price
$46.00
Premium Range
20% - 30%
Implied Share Price
$55.20 - $59.80

Source: Capital IQ.
Note: See Appendix pp. 30-32 for detail of premiums paid analysis.

Discounted Cash Flow Analysis: Assumptions

- Net present value of future cash flows calculated as of 12/31/10
- Management's financial projections (2011E – 2015E) utilized for analysis
- Cash balance of $48.4 million(1) and debt balance of $0.9 million as of 12/31/10
- Fully diluted common shares outstanding of 9.8 million (1)
- Range of weighted average cost of capital of 12.00% to 15.00%
- Range of terminal perpetuity growth rates of (2.00%) to 2.00%
  - Applied to 2015E unlevered free cash flows to determine terminal value
- Tax rates of 39.2% to 39.6% for 2011E through 2015E

Source: Capital IQ.
(1) Shares outstanding on a fully diluted basis assuming all stock options have been exercised. Cash balance assumes proceeds from exercise of stock options.

Weighted Average Cost of Capital Analysis

- Market risk premium represents the expected long-term return of the S&P 500 less the 20-year Treasury Bond yield
- Discounted cash flow analysis assumes a WACC range of 12.0% to 15.0%

WACC Calculations		% of Total Capitalization
Risk-Free Rate ("R_f") (1)	3.94%	
Market Equity Risk Premium (2)	6.70%	
Unlevered Equity Beta	0.94	
Relevered Equity Beta ("b_E") (3)	0.94	
Adjusted Equity Risk Premium	6.33%	
Size Premium (4)	2.49%	
Liquidity Premium (5)	–%	
Cost of Equity (6)	12.76%	100.0%
Cost of Debt ("K_D")	7.00%	0.0%
WACC (7)	**12.76%**	**100.0%**

Weighted Average Cost of Capital

Equity Beta	Liquidity Premium (5): –%	1.0%	2.0%	3.0%	4.0%
0.84	12.09%	13.09%	14.09%	15.09%	16.09%
0.89	12.42%	13.42%	14.42%	15.42%	16.42%
0.94	12.76%	13.76%	14.76%	15.76%	16.76%
0.99	13.09%	14.09%	15.09%	16.09%	17.09%
1.04	13.43%	14.43%	15.43%	16.43%	17.43%

Equity Beta	Leverage (8): –%	12.5%	25.0%	37.5%	50.0%
0.84	12.09%	11.61%	11.12%	10.64%	10.16%
0.89	12.42%	11.93%	11.43%	10.93%	10.43%
0.94	12.76%	12.25%	11.73%	11.22%	10.71%
0.99	13.09%	12.57%	12.04%	11.51%	10.99%
1.04	13.43%	12.89%	12.35%	11.80%	11.26%

Source: Bloomberg, company filings and 2010 Ibbotson Risk Premia Over Time Report.
(1) 20-yr U.S. treasury bond yield as of 1/28/2011.
(2) Long-horizon expected equity risk premium of 6.7%.
(3) Pre-Paid relevered two-year daily equity beta delevered at current capital structure.
(4) Size premium for $432- $685 million market capitalization – 2.49%
(5) Per Ibbotson Associates, liquidity premium can be up to or greater than 5.0%.
*(6) Cost of Equity = Risk-Free Rate (R_f) + Equity Beta (b_E) * Market Equity Risk Premium (R_m) + Size Premium + Liquidity Premium.*
*(7) WACC = [(Cost of Equity] * %E] + [K_D * (1 - tax rate) * %D]. Assumes cost of debt remains constant.*
(8) Leverage = Net Debt / (Net Debt + Market Capitalization).

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Discounted Cash Flow Analysis: Valuation Summary

Free Cash Flow Buildup	2011E	2012E	2013E	2014E	2015E
	Fiscal Year Ending December 31,				
EBITDA	$114.5	$115.2	$114.3	$114.3	$115.8
Depreciation and Amortization	(7.2)	(7.1)	(6.1)	(6.2)	(6.1)
EBIT	$107.3	$108.1	$108.2	$108.1	$109.7
Pre-Interest Income Tax Expense	(42.0)	(42.4)	(42.5)	(42.6)	(43.3)
EBIT After Tax	$65.3	$65.8	$65.7	$65.5	$66.4
Plus: Depreciation and Amortization	7.2	7.1	6.1	6.2	6.1
Less: Change in Net Working Capital	(3.9)	(0.2)	0.0	0.4	0.8
Less: Capital Expenditures	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)
Less: Sale / (Purchase) of Available for Sale Investments	0.6	(0.3)	(0.5)	(0.8)	(1.0)
Unlevered Free Cash Flow	$64.3	$67.3	$66.3	$66.4	$67.2

Total Enterprise Value Buildup	
2015E Free Cash Flow	$67.2
Perpetuity Growth Rate	–%
Terminal Value	$526.8
NPV of Unlevered Free Cash Flows [(1)]	$234.1
NPV of Terminal Value [(1)]	289.0
Implied Total Enterprise Value	$523.1
Plus: Cash [(2)]	48.4
Less: Debt	(0.9)
Implied Equity Value	$570.6
Shares Outstanding [(2)]	9.8
Implied Equity Value Per Share	$58.23

Share Price: WACC vs. Perpetuity Growth Rate

	Implied Terminal EBITDA Multiple				
	3.9x	4.2x	4.5x	5.0x	5.5x
	Perpetuity Growth Rate				
WACC	(2.00%)	(1.00%)	–%	1.00%	2.00%
12.00%	$56.43	$58.82	$61.61	$64.92	$68.88
12.76%	53.72	55.81	58.23	61.05	64.41
14.00%	49.84	51.53	53.46	55.69	58.30
15.00%	47.13	48.57	50.20	52.07	54.22

Discounted Cash Flow Analysis
Discount Rate
12.00% - 15.00%
Perp. Gr. / Term Mult.
(2.0%) - 2.0%/3.9x - 5.5x
Implied Share Price
$47.25 - $69.00

Note: Dollars in millions except per share data.
(1) Net Present Value ("NPV") based on a discount rate of 12.76%.
(2) Shares outstanding on a fully diluted basis assuming all stock options have been exercised. Cash balance assumes proceeds from exercise of stock options.

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Leveraged Buyout Analysis: Assumptions

- Analysis assumes a hypothetical transaction close at 12/31/10
- Management's financial projections (2011E – 2015E) utilized for analysis
- Leverage assumptions:
  - $410 million senior term loan
  - Weighted average interest rates ranging from 6.81% to 7.06%
- Analysis assumes maintenance of minimum cash balance of $15 million(1)
- Exit TEV / EBITDA multiple ranging from 4.5x to 6.0x

Sources (2)

	Amount	Interest Rate	% of Total Sources	Debt / EBITDA (3)
Existing Cash (1)	$47.7		6.8%	–
Existing Target Debt	0.9	NA	0.1%	0.0x
Revolver (4)	–	6.25%	–%	–
Term Loan (5)	410.0	6.75%	58.6%	3.4x
Sponsor Equity	240.5		34.4%	–
Total Sources of Funds	$699.1		100.0%	3.4x

Uses (2)

	Amount
Purchase of Equity ($66.50 per share)	$651.0
Minimum Cash Balance (1)	15.0
Existing Target Debt	0.9
Transaction Fees	32.2
Total Uses of Funds	$699.1

Note: All dollars in millions.
(1) Per Company management.
(2) Draft merger agreement and Macquarie commitment letter dated 1/29/11 .
(3) 2010E EBITDA.
(4) Revolver with $30 million capacity, interest rate of L+4.50%, with a LIBOR floor of 1.75%. Revolver also has a commitment fee of 75 bps.
(5) Term loan interest rate of L+5.00%, with a LIBOR floor of 1.75%.

Leveraged Buyout Analysis: Return Sensitivities

Return Sensitivities

$410mm of Leverage

Purchase Price vs. EBITDA Exit Multiple					
Implied 2010E	Purchase	2015P EBITDA Exit Multiple			
Entry Multiple[(1)]	Price	4.5x	5.0x	5.5x	6.0x
4.1x	$55.00	25.9%	29.3%	32.4%	35.2%
4.3x	57.50	21.5%	24.8%	27.8%	30.6%
4.5x	60.00	18.0%	21.2%	24.1%	26.7%
4.7x	62.50	15.0%	18.1%	20.9%	23.5%
4.9x	65.00	12.3%	15.4%	18.1%	20.7%
5.1x	67.50	10.1%	13.0%	15.7%	18.2%
5.3x	70.00	8.0%	10.9%	13.6%	16.0%

Note: All dollars in millions.
(1) Implied TEV / EBITDA entry multiple based on 2010E EBITDA of $120.7mm.

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Leveraged Buyout Analysis: Valuation Summary

- Valuation analysis below reflects corresponding offer price ranges for targeted internal rate of return of 20.0% - 25.0%
- Leverage assumptions:
  - $410 million of funded debt at close
  - Weighted average interest rates ranging from 6.81% to 7.06%

Leveraged Buyout Analysis
Required IRR
20.0% - 25.0%
Exit Multiple Range
4.5x - 6.0x
Implied Share Price
$55.50 - $65.75

Implied Share Price		
	Exit Multiple	
IRR	4.5x	6.0x
20.0%	$58.53	$65.65
25.0%	55.47	61.28

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Valuation Overview



$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
Pre-Paid Share Price
$67.67
$37.50
$77.00
$55.25
$69.00
$47.25
$65.75
$55.50
Offer Price
$66.50
Current Price (1)
$60.26

Market Price	Premiums Paid Analysis (20.00% - 30.00% Premium)	Discounted Cash Flow Analysis	Leveraged Buyout Analysis
52-Week High	30 - 360 Day Avg. Range	Discount Rate	Required IRR
$67.67	$46.00 - $59.26	12.00% - 15.00%	20.0% - 25.0%
52-Week Low	Premium	Perp. Gr. / Term Mult.	Exit Multiple Range
$37.50	20% - 30%	(2.0%) - 2.0%/3.9x - 5.5x	4.5x - 6.0x
Implied Share Price	Implied Share Price	Implied Share Price	Implied Share Price
$37.50 - $67.67	$55.25 - $77.00	$47.25 - $69.00	$55.50 - $65.75

(1) As of 1/28/2011.

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Appendix

A. Company Historical and Projected Financial Summary

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&company

Summary Company Historical Financials

	Fiscal Year Ended December 31,					LTM	FY	CAGR
Income Statement Projections	2005A	2006A	2007A	2008A	2009A	9/30/2010 (1)	2010E	'05 - '10E
Revenue								
Membership Fees	$389.3	$412.2	$427.4	$436.8	$426.4	$427.9	$423.0	1.7%
Other Revenue (2)	34.1	31.8	29.7	27.7	32.0	33.5	28.8	
Total Revenue	**$423.4**	**$444.0**	**$457.1**	**$464.5**	**$458.5**	**$461.4**	**$451.8**	
Costs								
Membership Benefits	($137.2)	($145.8)	($148.8)	($150.3)	($145.1)	($143.6)	($141.4)	
Commission Payments to Associates	(141.6)	(126.8)	(130.6)	(126.8)	(130.6)	(125.4)	(113.5)	
General and Administrative	(49.0)	(50.1)	(50.5)	(53.0)	(51.6)	(49.8)	(49.2)	
Other Costs (3)	(32.5)	(31.3)	(30.8)	(25.4)	(33.7)	(32.2)	(26.9)	
Total Costs	($360.3)	($353.9)	($360.7)	($355.5)	($361.0)	($351.0)	($331.0)	
EBITDA	**$63.1**	**$90.1**	**$96.4**	**$109.0**	**$97.5**	**$110.4**	**$120.7**	**13.9%**
Depreciation and Amortization	(7.5)	(8.3)	(8.5)	(8.8)	(8.2)	(7.8)	(7.7)	
EBIT	$55.6	$81.8	$87.9	$100.3	$89.3	$102.6	$113.0	
Interest Income, Net	(1.2)	(2.8)	(3.3)	(2.0)	0.9	0.7	0.6	
Pre-Tax Income	$54.4	$79.0	$84.5	$98.3	$90.2	$103.2	$113.6	
Income Tax Expense	(18.8)	(27.6)	(33.3)	(37.5)	(35.4)	(40.7)	(44.6)	
Net Income	**$35.6**	**$51.3**	**$51.2**	**$60.8**	**$54.8**	**$62.6**	**$69.0**	**14.2%**
Average Common Shares Outstanding	15.7	14.7	13.2	11.9	10.9	9.9	9.8	
Earnings Per Share	$2.28	$3.48	$3.88	$5.09	$5.02	$6.29	$7.03	
Membership Statistics								
Beginning Memberships	1,451,700	1,542,789	1,538,740	1,575,802	1,559,154	1,509,735	1,547,585	
New Memberships	700,727	612,726	612,096	552,327	568,095	385,510	502,982	
Cancelled Memberships (4)	(609,638)	(616,775)	(575,034)	(568,975)	(579,664)	(402,112)	(577,330)	
Total Ending Memberships	**1,542,789**	**1,538,740**	**1,575,802**	**1,559,154**	**1,547,585**	**1,493,133**	**1,473,237**	**(0.9%)**
Beginning Associates	343,696	468,364	444,498	442,360	425,018	477,208	477,208	
New Associates	242,223	172,999	148,802	122,256	186,054	110,002	138,442	
Cancelled Associates (4)	(117,555)	(196,865)	(150,940)	(139,598)	(133,864)	(133,407)	(177,643)	
Total Ending Associates	**468,364**	**444,498**	**442,360**	**425,018**	**477,208**	**453,803**	**438,007**	**(1.3%)**

Source: Company filings and company documents.
Note: Dollars in millions except per share data.
(1) 9/30/2010 LTM membership statistics are year-to-date.
(2) Other Revenue includes Associate Services Revenue, Deferred Enrollment Fees, Agency Revenue, Ada Travel Revenue and other.
(3) Other Costs includes Associate Services and Direct Marketing costs and Premium Taxes. Other Costs excludes Litigation Accrual.
(4) Cancellations include pre-existing members / associates and members / associates who signed up within one year.

Berenson &company

Summary Company Historical Financials *(Continued)*

Key Statistics and Rates	Fiscal Year Ended December 31, 2005A	2006A	2007A	2008A	2009A	LTM 9/30/2010 (1)	FY 2010E
Income Statement Statistics							
Membership Fees Growth Rate	9.5%	5.9%	3.7%	2.2%	(2.4%)	–	(0.8%)
Membership Benefits Margin (% of Membership Fees)	35.2%	35.4%	34.8%	34.4%	34.0%	33.6%	33.4%
Commission Margin (% of Membership Fees)	36.4%	30.8%	30.6%	29.0%	30.6%	29.3%	26.8%
General and Administrative Expense Margin	11.6%	11.3%	11.0%	11.4%	11.3%	10.8%	10.9%
Membership Rates							
Average Annual Membership Fee	$286.6	$293.0	$297.6	$300.8	$302.5	$303.0	$300.9
Average Annual New Membership Fee	322.0	328.4	321.2	324.5	322.8	325.9	325.9
Up-Front Fee Per New Associate	56.6	49.7	56.8	71.5	87.4	65.3	75.1
Total Membership Growth Rate	**6.3%**	**(0.3%)**	**2.4%**	**(1.1%)**	**(0.7%)**	**–**	**(4.8%)**
New Memberships Produced Per New Associate	0.88	0.93	1.09	1.07	0.92	–	1.04
New Memberships Produced Per Existing Associate	1.63	1.18	1.18	1.11	1.08	–	0.89

Summary Balance Sheet and Cash Flow Projections	Fiscal Year Ended December 31, 2005A	2006A	2007A	2008A	2009A	LTM 9/30/2010 (1)	FY 2010E
Select Balance Sheet Items							
Cash	$34.0	$12.0	$24.9	$26.5	$32.9	$49.2	$47.7
Available For Sale Investments	26.0	69.7	33.9	33.4	23.5	23.6	23.2
Investment Pledged	4.3	4.1	4.3	4.0	4.2	4.5	4.5
Total Liabilities	$113.5	$157.7	$149.8	$131.0	$119.7	$97.6	$67.8
Shareholders' Equity	51.4	30.9	17.8	31.8	38.3	75.8	93.2
Total Book Capitalization	$164.9	$188.5	$167.6	$162.8	$158.0	$173.4	$160.9
Select Cash Flow Items							
Operating Cash Flow	$50.1	$54.4	$67.2	$64.3	$67.8	$71.7	$73.1
Capital Expenditures	14.8	9.0	5.9	5.3	3.4	2.6	2.8
Share Repurchases ($)	$11.7	$73.4	$66.5	$44.7	$50.7	$49.8	$23.9
Share Repurchases (mm Shares)	0.3	2.0	1.3	1.1	1.4	1.2	0.5

Source: Company filings and company documents.
Note: Dollars in millions.
(1) Up-Front Fee Per New Associate from Pre-Paid's 3rd quarter production release.

Summary Company Five-Year Projections

	Fiscal Year Ended December 31,						'10E - '15E	
Income Statement Projections	**2010E**	**2011E**	**2012E**	**2013E**	**2014E**	**2015E**	**CAGR**	**Total Gr.**
Revenue								
Membership Fees	$423.0	$415.4	$421.9	$433.2	$450.4	$473.2	2.3%	11.9%
Other Revenue (1)	28.8	34.4	35.8	38.0	40.9	44.2		
Total Revenue	**$451.8**	**$449.8**	**$457.6**	**$471.3**	**$491.3**	**$517.4**		
Costs								
Membership Benefits	($141.4)	($139.2)	($141.3)	($145.1)	($150.9)	($158.5)		
Commission Payments to Associates	(113.5)	(113.8)	(116.5)	(123.9)	(133.9)	(146.0)		
General and Administrative	(49.2)	(50.0)	(50.7)	(51.9)	(53.3)	(55.2)		
Other Costs (2)	(26.9)	(32.4)	(33.9)	(36.1)	(38.8)	(41.9)		
Total Costs	($331.0)	($335.3)	($342.4)	($357.0)	($376.9)	($401.6)		
EBITDA	**$120.7**	**$114.5**	**$115.2**	**$114.3**	**$114.3**	**$115.8**	**(0.8%)**	**(4.1%)**
Depreciation and Amortization	(7.7)	(7.2)	(7.1)	(6.1)	(6.2)	(6.1)		
EBIT	$113.0	$107.3	$108.1	$108.2	$108.1	$109.7		
Interest Income, Net	0.6	1.7	3.2	5.6	8.7	12.5		
Pre-Tax Income	$113.6	$109.0	$111.4	$113.8	$116.8	$122.2		
Income Tax Expense	(44.6)	(42.7)	(43.8)	(44.8)	(46.2)	(48.4)		
Net Income	**$69.0**	**$66.3**	**$67.6**	**$68.9**	**$70.7**	**$73.8**	**1.3%**	**6.9%**
Average Common Shares Outstanding	9.8	9.6	9.6	9.6	9.6	9.6		
Earnings Per Share	$7.03	$6.92	$7.05	$7.19	$7.38	$7.70		
Membership Statistics								
Beginning Memberships	1,547,585	1,473,237	1,476,310	1,492,368	1,528,816	1,584,318		
New Memberships	502,982	503,148	515,168	547,820	591,969	645,454		
Cancelled Memberships (3)	(577,330)	(500,075)	(499,110)	(511,372)	(536,466)	(571,767)		
Total Ending Memberships	**1,473,237**	**1,476,310**	**1,492,368**	**1,528,816**	**1,584,318**	**1,658,006**	**2.4%**	**12.5%**
Beginning Associates	477,208	436,007	468,604	476,428	495,046	520,110		
New Associates	146,611	110,000	121,000	133,100	146,410	161,051		
Cancelled Associates (3)	(185,812)	(79,403)	(113,176)	(114,482)	(121,346)	(130,750)		
Total Ending Associates	**438,007**	**468,604**	**476,428**	**495,046**	**520,110**	**550,411**	**4.7%**	**25.7%**

Source: Company documents, company filings and company management.
Note: Dollars in millions except per share data.
(1) *Other Revenue includes Associate Services Revenue, Deferred Enrollment Fees, Agency Revenue, Ada Travel Revenue and other.*
(2) *Other Costs includes Associate Services and Direct Marketing, Premium Taxes and Litigation Accrual.*
(3) *Cancellations include pre-existing members / associates and members / associates who signed up within one year.*

Berenson &company

Summary Company Five-Year Projections *(Continued)*

Key Statistics and Rates	Fiscal Year Ended December 31, 2010E	2011E	2012E	2013E	2014E	2015E
Income Statement Statistics						
Membership Fees Growth Rate	(0.8%)	(1.8%)	1.6%	2.7%	4.0%	5.1%
Membership Benefits Margin (% of Membership Fees)	33.4%	33.5%	33.5%	33.5%	33.5%	33.5%
Commission Margin (% of Membership Fees)	26.8%	27.4%	27.6%	28.6%	29.7%	30.8%
General and Administrative Expense Margin	10.9%	11.1%	11.1%	11.0%	10.9%	10.7%
Membership Rates						
Average Annual Membership Fee	$300.9	$303.7	$306.4	$309.2	$311.9	$314.7
Average Annual New Membership Fee	325.9	325.9	325.9	325.9	325.9	325.9
Up-Front Fee Per New Associate	75.1	149.0	149.0	149.0	149.0	149.0
Total Membership Growth Rate	**(4.8%)**	**0.2%**	**1.1%**	**2.4%**	**3.6%**	**4.7%**
New Memberships Produced Per New Associate	0.79	0.89	0.99	1.09	1.19	1.29
New Memberships Produced Per Existing Associate	0.95	0.95	0.95	0.95	0.95	0.95

Summary Balance Sheet and Cash Flow Projections	Fiscal Year Ended December 31, 2010E	2011E	2012E	2013E	2014E	2015E
Select Balance Sheet Items						
Cash	$47.7	$112.5	$181.5	$250.9	$322.2	$396.6
Available For Sale Investments	23.2	22.6	22.9	23.4	24.1	25.2
Investment Pledged	4.5	4.5	4.5	4.5	4.5	4.5
Total Liabilities	$67.8	$68.5	$70.5	$73.3	$77.0	$81.6
Shareholders' Equity	93.2	159.5	227.1	296.0	366.7	440.5
Total Book Capitalization	$160.9	$228.0	$297.5	$369.3	$443.7	$522.1
Select Cash Flow Items						
Operating Cash Flow	$73.1	$69.1	$74.3	$74.9	$77.1	$80.4
Capital Expenditures	2.8	5.0	5.0	5.0	5.0	5.0
Share Repurchases ($)	$23.9	$--	$--	$--	$--	$--
Share Repurchases (mm Shares)	0.5	--	--	--	--	--

Source: Company documents, company filings and company management.
Note: Dollars in millions.

Berenson &company

B. Historical Premiums Paid Analysis

Premiums Paid Analysis – Going Private Transactions

#	Announcement	Target	Acquiror	Stock Premium Pre-Bid 1 Day	1 Week	1 Month
1.	11/24/10	CPI International, Inc.	Veritas Capital	36%	38%	39%
2.	10/11/10	Gymboree	Bain Capital Private Equity	24%	38%	72%
3.	10/05/10	Thermadyne Holdings Corp.	Irving Place Capital	2%	5%	26%
4.	10/04/10	Polymer Group Inc.	The Blackstone Group, Private Equity Group	(32%)	(29%)	(28%)
5.	09/17/10	Internet Brands	Hellman & Friedman	45%	25%	27%
6.	08/15/10	Prospect Medical Holdings	Leonard Green & Partners	39%	20%	43%
7.	06/02/10	SonicWALL	Teachers' Private Capital; Thoma Bravo	32%	29%	12%
8.	04/26/10	Protection One	GTCR Golder Rauner	13%	24%	40%
9.	03/28/10	BWAY Holding Company	Madison Dearborn Partners	15%	18%	33%
10.	03/08/10	InfoGROUP	CCMP Capital Advisors	(2%)	(4%)	6%
11.	03/02/10	Southwest Water Co.	J.P. Morgan	60%	62%	82%
12.	01/22/10	Lodgian	Lone Star Funds	41%	43%	72%
13.	09/28/09	GenTek	American Securities	41%	40%	35%
14.	09/09/09	Parallel Petroleum	Apollo Management	51%	71%	61%
15.	08/24/09	Charlotte Russe Holding	Advent International Corporation	27%	28%	24%
16.	07/22/09	Barnkrate	Apax Partners Worldwide	16%	14%	14%
17.	05/05/08	Maxim Crane Works Holdings	Platinum Equity	10%	10%	10%
18.	01/29/08	NuCO2	Aurora Capital Group	21%	25%	18%
19.	11/08/07	Restoration Hardware	Private equity group	68%	58%	26%
20.	10/28/07	Coved Communications Group	Platinum Equity	59%	59%	52%
21.	08/12/07	Midwest Air Group	TPG Capital; Northwest Airlines	19%	24%	18%
22.	07/26/07	Deb Shops	Lee Equity Partners	1%	(7%)	(1%)
23.	06/17/07	Friendly Ice Cream	Sun Capital Partners	9%	15%	7%
24.	06/03/07	1-800 Contacts	Fenway Partners	21%	29%	37%
25.	04/24/07	Symbion	Crestview Partners	17%	13%	14%
26.	03/22/07	Vertrue Incorporated	Private equity group	5%	10%	2%
27.	03/19/07	Stratos Global	Communications Investment Partners	10%	11%	35%
28.	03/05/07	SafeNet	Vector Capital	2%	4%	13%
29.	03/05/07	The Topps Company	Madison Dearborn; Tornante	8%	6%	(2%)
30.	02/20/07	Smart & Final	Apollo Management	15%	13%	20%
31.	02/20/07	Central Parking	Private equity group	11%	10%	20%
32.	01/28/07	Synagro Technologies	The Carlyle Group	29%	34%	30%
33.	12/04/06	Direct General	TPG Capital; Calera Capital	31%	34%	42%
34.	11/13/06	Valley National Gases	CI Capital Partners	(6%)	(7%)	(10%)
35.	11/05/06	Carr Properties	J.P. Morgan Asset Management	15%	12%	16%
36.	09/21/06	Educate	Sterling Partners; Citigroup Private Equity	19%	18%	21%
37.	09/12/06	Windrose Medical Properties	Health Care REIT	23%	20%	25%
38.	09/11/06	Metrologic Instruments	Francisco Partners Management	13%	15%	32%
39.	08/18/06	Center Cut Hospitality	Lone Star Funds	16%	17%	12%
40.	06/30/06	ReAble Therapeutics	Private equity group	35%	29%	32%
41.	06/06/06	ACE Cash Express	JLL Partners	15%	15%	11%
42.	05/24/06	NES Rentals Holdings	Diamond Castle Holdings	(1%)	2%	2%
43.	05/22/06	Jameson Inns	JER Partners	30%	30%	19%
44.	04/20/06	Marsh Supermarkets	Sun Capital Partners	9%	38%	39%
45.	03/07/06	SOURCECORP, Incorporated	Apollo Management	(2%)	(2%)	(2%)
46.	02/20/06	Thomas Nelson	InterMedia Advisors	21%	24%	12%
47.	01/06/06	Water Pik Technologies	Carlyle Group; Zodiac Aerospace SA	30%	29%	31%
			Mean	21%	22%	24%
			Median	19%	20%	21%

Source: Company filings, press releases and Capital IQ.
Note: All going private transactions in the U.S. from January 2006 to January 2011 between $300 million and $1 billion.

Berenson &company

Premiums Paid Analysis – All Transactions

#	Announcement	Target	Acquiror	Stock Premium Pre-Bid		
				1 Day	1 Week	1 Month
1.	01/27/11	Terremark Worldwide	Verizon Communications	39%	42%	49%
2.	12/22/10	Sonic Solutions	Rovi Corp.	24%	32%	53%
3.	12/18/10	Applied Signal Technology	Raytheon	9%	11%	15%
4.	11/24/10	CPI International	Veritas Capital	36%	38%	39%
5.	10/28/10	BMP Sunstone	Sanofi-Aventis	31%	28%	26%
6.	10/22/10	Clarient	GE Healthcare	34%	39%	46%
7.	10/14/10	Hawk Corp.	Carlisle Industrial Brake & Friction	5%	13%	26%
8.	10/11/10	Gymboree	Bain Capital	24%	38%	72%
9.	10/02/10	Actel Corporation	Microsemi Corp.	30%	34%	39%
10.	10/01/10	ITC^DeltaCom Inc.	EarthLink	107%	94%	107%
11.	09/24/10	Hypercom	VeriFone Systems	91%	96%	127%
12.	09/17/10	Internet Brands	Hellman & Friedman	45%	25%	27%
13.	09/15/10	Cellu Tissue Holdings	Clearwater Paper Corporation	51%	51%	50%
14.	08/12/10	Unica Corporation	International Business Machines	119%	126%	109%
15.	07/18/10	ATC Technology Corporation	Genco Holdings I	43%	45%	41%
16.	04/18/10	Cornell Companies	The GEO Group	35%	37%	30%
17.	03/28/10	Bell Microproducts	Avnet	30%	32%	54%
18.	03/08/10	infoGROUP	CCMP Capital Advisors	(2%)	(4%)	6%
19.	01/08/10	Bowne & Co.	R.R. Donnelley & Sons Company	58%	72%	78%
20.	12/17/09	Airvana	Private equity group	23%	22%	18%
21.	12/17/09	International Royalty Corp	Royal Gold	(0%)	3%	80%
22.	12/15/09	FGX International Holdings Limited	Essilor International	9%	26%	26%
23.	12/08/09	BPW Acquisition	The Talbots	14%	14%	14%
24.	09/28/09	GenTek	American Securities	41%	40%	35%
25.	09/09/09	Parallel Petroleum	Apollo Management	51%	71%	61%
26.	07/22/09	Bankrate	Apax Partners Worldwide	16%	14%	14%
27.	06/04/09	Axsys Technologies	General Dynamics	8%	9%	23%
28.	05/07/09	VNUS Medical Technologies	Covidien plc	37%	31%	38%
29.	01/08/09	thinkorswim Holdings	TD Ameritrade	54%	55%	44%
30.	08/26/08	Serco Services	Serco	41%	45%	37%
31.	08/06/08	Greenfield Online	Microsoft Corporation	28%	23%	19%
32.	06/27/08	Darwin Professional Underwriters	Allied World Assurance	12%	16%	15%
33.	06/08/08	Third Wave Technologies	Hologic	7%	6%	33%
34.	01/29/08	NuCO2	Aurora Capital Group	21%	25%	18%
35.	01/13/08	ASV	Terex	46%	45%	51%
36.	12/21/07	MTC Technologies	BAE Systems	41%	45%	49%
37.	12/09/07	Evraz Claymont Steel Holdings	Evraz Group S.A.	7%	9%	20%
38.	10/28/07	Covad Communications Group	Platinum Equity	59%	59%	52%
39.	10/12/07	Oglebay Norton Co.	Carmeuse Lime & Stone	5%	8%	20%
40.	08/15/07	Lamson & Sessions Co.	Thomas & Betts	35%	23%	(2%)
41.	08/12/07	Midwest Air Group	TPG Capital; Northwest Airlines	19%	24%	18%
42.	08/06/07	Infocrossing	Wipro Technologies Limited	5%	7%	5%
43.	06/22/07	America First Apartment Investors	Sentinel Real Estate Corporation	14%	13%	18%
44.	06/17/07	Authorize.Net Holdings	CyberSource Corporation	16%	14%	24%
45.	06/11/07	James River Group	Private equity group	(2%)	2%	0%
46.	05/25/07	CT Communications	Windstream Corporation	54%	46%	22%

Source: Company filings, press releases and Capital IQ.
Note: All public M&A transactions in the U.S. from January 2006 to January 2011 between $450 million and $700 million.

Berenson &company

Premiums Paid Analysis – All Transactions *(Continued)*

#	Announcement	Target	Acquiror	Stock Premium Pre-Bid 1 Day	Stock Premium Pre-Bid 1 Week	Stock Premium Pre-Bid 1 Month
47.	05/20/07	Pioneer Companies	Olin	19%	19%	18%
48.	05/15/07	Agile Software Corporation	Oracle	12%	10%	18%
49.	05/14/07	eCollege.com	Pearson Education	7%	21%	19%
50.	04/27/07	Eagle Hospitality Properties Trust	Private equity group	12%	12%	21%
51.	04/24/07	Symbion	Crestview Partners	17%	13%	14%
52.	04/04/07	BioVeris	Roche Holding AG	58%	61%	94%
53.	04/04/07	Software AG USA	Software AG	26%	26%	40%
54.	03/19/07	Stratos Global	Communications Investment Partners	10%	11%	35%
55.	03/14/07	Pitney Bowes MapInfo	Pitney Bowes	55%	49%	44%
56.	03/09/07	Diamond Resorts Corporation	Diamond Resorts Holdings	35%	33%	26%
57.	03/05/07	SafeNet	Vector Capital	2%	4%	13%
58.	02/28/07	NuMit	Mitsui & Co.	63%	59%	63%
59.	01/28/07	Molecular Devices	MDS	49%	48%	68%
60.	12/04/06	Direct General	TPG Capital; Calera Capital	31%	34%	42%
61.	11/12/06	Solexa	Illumina	44%	45%	42%
62.	11/08/06	Essex	Northrop Grumman	22%	25%	35%
63.	10/23/06	Government Properties Trust	Record Realty	14%	13%	19%
64.	10/12/06	SITEL Corporation	Sitel Worldwide Corporation	30%	29%	35%
65.	10/08/06	CNS	GlaxoSmithKline Consumer Healthcare	31%	33%	34%
66.	09/25/06	Maritrans	Overseas Shipholding Group	47%	51%	64%
67.	08/18/06	Center Cut Hospitality	Lone Star Funds	16%	17%	12%
68.	08/11/06	US LEC	PAETEC Holding	(38%)	(38%)	(20%)
69.	08/07/06	Rent-Way	Rent-A-Center	30%	31%	42%
70.	07/08/06	Cascade Natural Gas Corporation	MDU Resources Group	23%	26%	26%
71.	06/08/06	ACE Cash Express	JLL Partners	15%	15%	11%
72.	05/04/06	Applied Films	Applied Materials	24%	38%	48%
73.	04/26/06	NetIQ	Attachmate Corporation	13%	7%	11%
74.	04/26/06	Navigant International	Carlson Wagonlit Travel	23%	27%	35%
75.	03/03/06	iVillage	NBC Universal	5%	3%	13%
76.	02/22/06	ADE	KLA-Tencor Corporation	7%	6%	7%
77.	02/20/06	Thomas Nelson	InterMedia Advisors,	21%	24%	12%
78.	02/05/06	J. Jill Group	The Talbots	25%	24%	25%
79.	01/29/06	Intrado	West Corporation	13%	13%	13%
			Mean	28%	30%	34%
			Median	24%	26%	27%

Source: Company filings, press releases and Capital IQ.
Note: All public M&A transactions in the U.S. from January 2006 to January 2011 between $450 million and $700 million.

Berenson &company